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                                                                   Exhibit 10.15



                                TRIBUNE COMPANY
                                ---------------
                     SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
                     --------------------------------------













                            McDermott, Will & Emery
                               Chicago, Illinois

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             TRIBUNE COMPANY SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
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                                   SECTION 1
                                   ---------

                                  Introduction
                                  ------------


1.1. The Plan. TRIBUNE COMPANY SUPPLEMENTAL DEFINED CONTRIBUTION PLAN (the "Plan"), as set forth herein, has been established by TRIBUNE COMPANY, a Delaware corporation (the "Company"), effective January 1, 1994 (the "Effective Date").


1.2. Purpose. The Company and certain of its subsidiaries maintain, and are Employers under, the Tribune Company Employee Stock Ownership Plan (the "ESOP") which is intended to constitute an employee stock ownership plan that meets the requirements for qualification under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code. Sections 401(a)(17) and 404(l) of the Internal Revenue Code limit the amount of employees' annual compensation that may be taken into account after December 31, 1993 in determining the amount of deductible Employer contributions that may be allocated to their accounts under a qualified employee stock ownership plan or other qualified defined contribution plan, to $150,000 (subject to cost-of-living adjustments of that amount calculated as described in said Section 401(a)(17)) (the "Compensation Limitation"). The purpose of this Plan is to provide for Participants in this Plan the amount of Employer contributions that would have been allocated to their respective accounts under the ESOP for plan years beginning on and after the Effective Date but for the Compensation Limitation, subject to certain limitations on recognized compensation described in subsection 2.2 below.


1.3. Employers. The Company and each subsidiary of the Company that is an Employer under the ESOP shall be an "Employer" under this Plan unless specified to the contrary by the Company by written notice filed with the Committee described in subsection 1.4.


1.4. Plan Administration. The Plan will be administered by the Governance and Compensation Committee of the Board of Directors of the Company (or such successor committee of said Board as shall from time to time have responsibility for compensation matters) (the "Committee"). The Committee has, to the extent appropriate and in addition to the powers described in subsection 2.1 below, the same powers, rights, duties and obligations with respect to the Plan as the Administrative
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Committee under the ESOP has with respect to that plan. The Committee's determinations hereunder need not be uniform, and may be made selectively among eligible employees, whether or not they are similarly situated. The Plan will be administered on the basis of a "Plan Year" which is each calendar year beginning on or after the Effective Date.


                                   SECTION 2
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                    Participation and Supplemental Benefits
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2.1.  Eligibility.  Subject to the conditions and limitations of the Plan, each
Employee of an Employer on or after the Effective Date who is a participant in the ESOP shall become a "Participant" under this Plan, entitled to "Supplemental Benefits" payable under this Plan, as of the first day of the first plan year under the ESOP which begins on or after the Effective Date, and during which:

     (a) such participant under the ESOP has been designated by the Board of Directors of the Company (by resolutions adopted on ____________, 19__) or thereafter by the Committee (by a written instrument filed with the Secretary of the Company) as being part of a select group of management or highly compensated employees covered by this Plan, and such designation has not been revoked by the Committee; provided, that no revocation of a designation under this subparagraph (a) shall be effective if made (i) on the day of, or within 36 months after, the occurrence of a "Change-In-Control" (as defined in subsection 3.1 below), (ii) prior to a Change-In-Control but at the request of any third party participating in or causing the Change-In-Control, or
          (iii) otherwise in connection with or in anticipation of a Change-In-Control; and

     (b) the Compensation (as defined in the ESOP) of such participant under the ESOP is greater than the Compensation Limitation.

In the event of the death of such a Participant, his beneficiary shall be entitled to participate in the Plan as of the date benefit payments to such beneficiary commence under the Plan, to the extent provided by the following subsections of the Plan.

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2.2.  Amount of Supplemental Benefits.  The Committee shall maintain or cause to be maintained in the records of the Plan a separate account in the name of each Participant. As of the last day of each Plan Year that ends after the date as of which he first became a Participant, the Committee shall:

     (a) First, charge to each Participant's account all payments (if any) made from that account since the last day of the preceding Plan Year that have not been charged previously;

     (b) Next, increase the net credit balance in each Participant's account, as adjusted as described in subparagraph (a) above, by 7.75 percent thereof; and

     (c) Finally, credit each Participant's account with an amount, expressed as cash, equal to the difference between (i) the value of the number of shares of Company Stock that would have been credited to the Participant's accounts under the ESOP for that Plan Year pursuant to subparagraph 5.2(d) of the ESOP if the Compensation Limitation in effect for that Plan Year had been $235,840 and (ii) the value of the number of shares of Company Stock that were in fact credited to the Participant's accounts under the ESOP for that Plan Year pursuant to subparagraph 5.2(d) of the ESOP after application of the Compensation Limitation actually in effect for that Plan Year.

provided, that the $235,840 amount in subparagraph (c) above shall be adjusted for each Plan Year by the same percentage by which the actual Compensation Limitation amount was adjusted for that Plan Year in accordance with Section 401(a)(17) of the Internal Revenue Code. A Participant's Supplemental Benefits under the Plan as of any Valuation Date shall be the Nonforfeitable Percentage (determined in accordance with the vesting schedule under the ESOP) of the net credit balance in his account under this Plan as of that Valuation Date.


2.3. Payment of Supplemental Benefits. The Supplemental Benefits that a Participant (or, in the event of the Participant's death, the Participant's beneficiary) becomes entitled to receive under the Plan on account of the retirement, other termination of employment or death of the Participant on or after the Effective Date shall be paid at the same time and in the same manner as benefits that are to be paid to the Participant (or his beneficiary) under the Tribune Company Bonus Deferral Plan. Notwithstanding any other provision of this Plan to the contrary, the Committee, in its sole discretion, is empowered to accelerate the payment of a Par-

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ticipant's Supplemental Benefits or of all Participants' Supplemental Benefits,
to a smaller number of installment payments or to a single lump sum payment, for any reason the Committee may determine to be appropriate. Neither the Employers nor the Committee shall have any obligation to make any such acceleration for any reason whatsoever.


2.4. Funding. Supplemental Benefits payable under this Plan to a Participant or his beneficiary shall be paid (i) directly by the Employers from their general assets and/or (ii) from Tribune Company Deferred Benefit Trust, in such proportions as the Company shall determine. The provisions of this Plan shall not require that the Employers segregate on their books or otherwise any amount to be used for payment of Supplemental Benefits under this Plan, except as to any amounts paid or payable to Tribune Company Deferred Benefit Trust.


                                   SECTION 3
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                               General Provisions
                               ------------------


3.1. Terms. References in this Plan to an individual as being a "participant" in the ESOP and (unless expressly provided to the contrary in this Plan) terms used in this Plan that also are used in the ESOP as to that individual shall have the meanings for those terms set forth in the ESOP, except that a reference in this Plan to the "beneficiary" of a Participant shall mean for purposes of this Plan any person who becomes entitled to benefits under the ESOP because of the Participant's death. For purposes of this Plan, a "subsidiary" of the Company shall mean any corporation, more than 50% of the voting stock in which is owned, directly or indirectly, by the Company, and the term "Change-In-Control" shall mean a change in control as defined in the Tribune Company Transitional Compensation Plan for Executive Employees as in effect on the Effective Date of this Plan.


3.2. Employment Rights. Establishment of the Plan shall not be construed to give any participant in the ESOP the right to be retained in the service of the Company or any of its subsidiaries or to any benefits not specifically provided by the Plan.


3.3. Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or municipality, the interests of Participants and any other

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persons who become entitled to a Supplemental Benefit under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.


3.4. Controlling Law. To the extent not superseded by the laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.


3.5. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.


3.6. Action by the Company. Any action required of or permitted by the Company under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by any person or persons authorized by resolution of its Board of Directors or such committee.


3.7. Successor to the Company or Any Other Employer. The term "Company" as used in the Plan shall include any successor to the Company by reason of merger, consolidation, the purchase or transfer of all or substantially all of the Company's assets, or otherwise. The term "Employer" as used in the Plan with respect to the Company or any of its subsidiaries shall include any successor to that corporation by reason of merger, consolidation, the purchase or transfer of all or substantially all of the assets of that corporation, or otherwise.


3.8. Facility of Payment. Any amounts payable under this Plan to any person under a legal disability or who, in the judgment of the Committee, is unable to properly manage his affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.


3.9. Rights in the Event of Dispute. If a claim or dispute arises concerning the rights of a Participant or beneficiary to benefits under the Plan, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or

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through the Participant (such person being hereinafter referred to as the
Participant's "claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

     (a) the Participant or the Participant's claimant shall repay to the Company any such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined that such expenses were not incurred by the Participant or the Participant's claimant while acting in good faith; provided further, that

     (b) in the case of any claim or dispute initiated by a Participant or the Participant's claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Committee within one year after the occurrence of the event giving rise to such claim or dispute.


3.10. Other Benefits. The benefits provided under the Plan shall, except to the extent otherwise specifically provided herein, be in addition to, and not in derogation or diminution of, any benefits that a Participant or his beneficiary may be entitled to receive under any other plan or program now or hereafter maintained by the Company or by any of its subsidiaries.


                                   SECTION 4
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                           Amendment and Termination
                           -------------------------


While the Company and its subsidiaries that become Employers expect to continue the Plan, the Company must necessarily reserve and reserves the right to amend the Plan from time to time or to terminate the Plan at any time. However, neither an amendment of the Plan nor termination of the Plan may:

     (a) cause the reduction or cessation of any Supplemental Benefits (and of the Employers' obligation to provide such benefits) which had accrued as of the date such amendment is made or the termination of the Plan occurs and which, but for such amendment or termination, are payable under this Plan on, or would

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          become payable under this Plan after, the date such amendment is made or the termination of the Plan occurs; or

     (b) cause the modification, rescission or revocation of (i) the provisions of subsection 2.1 with respect to a Change-In-Control or (ii) any written determinations by the Committee pursuant to subsection 2.3 as to the form of payment of Supplemental Benefits to any person that are in effect on said date.

In addition, no amendment or termination of the Plan which has the effect of reducing or diminishing the right of any participant to receive any payment or benefit under the Plan will become effective prior to the expiration of the 36 consecutive month period commencing on the date of a Change-In-Control, if such amendment or termination was adopted (i) on the day of or subsequent to the Change-In-Control, (ii) prior to the Change-In-Control, but at the request of any third party participating in or causing the Change-In-Control, or (iii) otherwise in connection with or in anticipation of a Change-In-Control.


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